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                                                                   EXHIBIT 10.41

                                SERVICE CONTRACT


SPECIFIC CONDITIONS

This agreement is entered into between Millers Mutual Fire Insurance Company, having its principal office at 300 Burnett Street, Fort Worth, Texas, Millers Casualty Insurance Company, having its principal office at 300 Burnett Street, Fort Worth, Texas (together referred herein as Millers) and Millers Integrated Claims Resources, Inc. (MICR), having its principal office at 300 Burnett Street, Fort Worth, Texas.

Millers and MICR do hereby agree to the following conditions:

1.     This agreement covers operations of Millers in all states.

2. The services to be provided shall be in accordance with Texas laws and shall apply to claims and administrative services provided to Millers by MICR.

3. Millers shall pay MICR for services provided as a percentage of net earned premiums as follows:

       Commercial Property - 11.2%                Agribusiness - 9.5%
       Commercial Casualty - 13.2%                SunCoast - 7.5%
       Specialty Personal Lines - 9.5%

4. This contract is to provide services for the period commencing July 1, 1995 through June 30, 1996. Millers and MICR agree that unless one of them gives notice to the other in writing received at least 60 days in advance of the contract period, this contract will automatically renew for a new contract period equal in duration to the contract period described herein, commencing on July 1 of each year.

5. All services to be performed by MICR will be rendered to Millers in a professional manner, subject to the supervision, standards and needs of Millers.

6. The General Conditions are made a part hereof as though fully set out herein.

GENERAL CONDITIONS

I.     MICR'S OBLIGATION UNDER THE CONTRACT:

       A. To maintain a complete and accurate claim file on each reported claim. To investigate, evaluate, settle and/or defend all claims. Payment of claims and related expenses will be made with Millers' funds.
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       B.     To appraise Millers of major developments which arise in the administration, investigation, adjustment, settlement or defense of a particular claim and to communicate with Millers' designated representative regarding all important matters concerning the proper disposition of claims involving complex or questionable circumstances. Major developments within the contact of this section are understood to mean:

              1.     Controverted claims.

              2. Receipt of an adverse medical report, e.g. "injury more serious than originally reported".

              3.     Death of claimant.

              4.     Adverse ruling from the court.

              5. The need for attorney representation in a previously unrepresented case.

       C. To refrain from disclosing the contents of Millers files to third parties except as is reasonably necessary in the carrying out of the responsibilities under this contract or in delegating the responsibilities to others as legally required.

II.    MILLERS' OBLIGATION UNDER THE CONTRACT:

       A. To pay MICR the service fee in the amount and in the manner prescribed by the Specific Conditions.

       B. To refer to MICR for service all claims which would fall within the definition of claim, specifically any monetary demand against Millers alleged to fall within the scope of the insurance contracts which were issued by Millers.

       C. To comply with all other terms and conditions in the General Conditions of this contract.

III.   CANCELLATION OF CONTRACT:

Cancellation of this contract without cause shall constitute a breach. This contract may be cancelled with cause in the event of default in any material term of this contract or in the event that there exists other reasons legally constituting cause by either party giving to other party written notice setting forth the reason for the cancellation and the date upon which cancellation is to be effective.

In the event of cancellation by MICR or Millers with or without cause, Millers must pay MICR the balance of any monies owed to MICR within 30 days of the effective date of cancellation.






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IV.    GENERAL PROVISIONS:

Execution of this contract by signing the Specific Conditions which are part of this contract shall constitute agreement by both parties to all of the terms set forth in these General Conditions include the following:

       A. The provisions of this contract are for the sole benefit of the parties named herein.

       B. Either party will not be liable to any person not a party to this contract for loss, liability, damage, or expense. Both parties agree to hold the other party harmless for extra contractual liabilities or losses in excess of policy limits arising out of their acts.

       C. This contract may not be assigned without prior written consent and the General Conditions and Specific Conditions contain the entire agreement by and between the parties with respect to the services described herein.

       D. This contract supersedes the previous Service Contract entered into between the parties dated July 1, 1995. The previous Service Contract is cancelled as of January 1, 1996.

In witness whereof, this agreement has been executed to be effective the 1st day of January, 1996.


Millers Mutual Fire Insurance Company                             Millers Integrated Claims Resources, Inc.

By: /s/ F. GEORGE DUNHAM, III                                     By: /s/ F. GEORGE DUNHAM, III
    -------------------------                                         -------------------------
    PRESIDENT & CEO                                                   PRESIDENT & CEO
    -------------------------                                         -------------------------


Millers Casualty Insurance Company

By: /s/ F. GEORGE DUNHAM, III
    -------------------------
    PRESIDENT & CEO
    -------------------------

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